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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    February 23, 1999





                                SPEEDUS.COM, INC.
               (Exact name of registrant as specified in charter)




               Delaware                   000-27582             13-3853788
     (State or other jurisdiction        (Commission           (IRS Employer
           of incorporation)            File Number)        Identification No.)



140 58th Street, Loft 7E                               11220
Brooklyn, New York                                   (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code:  (718) 567-4300





                                 Not Applicable
          (Former name or former address, if changed from last report)


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Item 5.  Other Events.

                  By letter dated February 23, 1999, SpeedUs.com, Inc. (the "Company") was informed by The Nasdaq Stock Market ("Nasdaq") that a Nasdaq Listing Qualification Panel (the "Panel") had determined to continue the listing of the Company's securities on the Nasdaq National Market, subject to the following exception.

                  The Company agreed to make a public filing on or before March 31, 1999 with the Securities and Exchange Commission and Nasdaq of a February 28, 1999 balance sheet evidencing a minimum amount of net tangible assets which, in the opinion of Nasdaq, would allow the Company to maintain long-term compliance with Nasdaq's minimum net tangible asset requirement. In addition to the February 28, 1999 balance sheet, any additional documents filed by the Company with Nasdaq were subject to review by the Panel. The Panel's decision was subject to review by the Nasdaq Listing and Hearing Review Council until 45 days after the issuance of a written decision.

                  The February 28, 1999 balance sheet filed as an exhibit to this Form 8-K is in compliance with Nasdaq's requirement.

Item 7.  Financial Statements and Exhibits.

         (a)-(b)  None.

         (c)  Exhibits.

               99.1 SpeedUs.com, Inc. Consolidated Balance Sheet at February 28, 1999





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SPEEDUS.COM, INC.



                                            By: /s/Shant S. Hovnanian
                                                ----------------------
                                                Name:  Shant S. Hovnanian
                                                Title:  Chief Executive Officer

March 31, 1999





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                                  EXHIBIT INDEX

    99.1     SpeedUs.com, Inc. Consolidated Balance Sheet at February 28, 1999




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